CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-26442) of Phelps Dodge Corporation of our report dated June 23, 1999 relating to the financial statements, which appears in this Form 11-K.





PricewaterhouseCoopers LLP
Phoenix, Arizona
June 25, 1999